Exhibit 5.1

[Gardere Wynne Sewell LLP Letterhead]

October 8, 2009

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas 75238

Dear Ladies and Gentlemen:

We have acted as counsel to Cubic Energy, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering 2,104,001 shares of Company common stock, $0.05 par value (the “Purchased Shares”), and up to 1,052,000 shares issuable upon the exercise of warrants (the “Warrants”) to purchase shares of the Company’s common stock, $0.05 par value, under the Securities Act of 1933, as amended.

In connection with this opinion letter, we have reviewed and are familiar with the Company’s Articles of Incorporation and bylaws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.  As to various facts material to this opinion letter, we have relied upon statements and  representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without  independently verifying the accuracy of the information contained therein.

Based upon the foregoing and subject to the assumptions stated herein, we are of the opinion that:

1.               The Purchased Shares have been validly  issued and are fully paid and non-assessable.

2.               The shares of common stock to be issued and outstanding in the event of the exercise of the Warrants described  in the Registration Statement are duly and  validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable.  The opinion herein is also subject to the following exceptions, limitations and qualifications:

A.           This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

B.             This opinion letter is limited to the matters expressly stated, and no opinions other than upon the matters so expressly stated are implied or may be inferred.

This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and prospectus forming a part thereof under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required  under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

GARDERE WYNNE SEWELL LLP

By:	/s/ David R. Earhart
David R. Earhart, Partner